Confidential  Treatment  Requested  Confidential  portions of this   document
have  been  redacted  and  have  been separately filed with the Commission.

                                March 18, 1999

Saratoga Resources, Inc., a Texas Corporation
2000 S. Dairy Ashford, Suite 410
Houston, Texas   77077

Attention:        Tom Cooke

Re:               GEOPHYSICAL/GEOLOGICAL DATA REVIEW AGREEMENT

Gentlemen:

         Reference is made to the discussions regarding Saratoga Resources, Inc.'s a Texas Corporation ("Saratoga") engagement of Trek Oil and Gas, Inc. ("Consultant") to perform the following ("Services"): identify and develop opportunities to explore for, exploit and produce, oil, gas and other minerals with the Project Area, as defined below ("Prospects"). In the performance of the Services, Consultant shall review, evaluate, analyze and where applicable reprocess certain geophysical and geological data and information compiled by Saratoga including but not limited to, seismic lines and records; shotpoint maps, velocity surveys, geophysical and geological interpretations, well logs and and other similar or related geophysical and geological data and/or information ("Data"). Pursuant thereto, Saratoga and Consultant, on behalf of themselves and their respective successors and assigns, agree as follows:

                                       I.

                                   ENGAGEMENT

         Saratoga hereby engages Consultant to provide the Services on a non-exclusive basis in consideration of, and in accordance with, the further considerations and covenants of Saratoga and Consultant set forth herein. As used herein, the term "Project Area" means those ONSHORE areas which are identified on the program list and attached as Exhibit "A" hereto.

                                       II.

                               PROSPECT GENERATION

         Consultant will assign certain of its employees or representatives to perform the Services at Trek's offices, during Trek's normal business hours, in an effort to identify and develop Prospects within the Project Area for recommendation to Saratoga, subject to the following:

A. Saratgoa and Consultant shall keep all such interpreted data strictly confidential for as long as this Agreement remains in effect. Saratoga agrees to allow Consultant the right to maintain copies of shot point base maps and tapes and seismic lines in Consultant's offices for any Prospect generated or in the process of being generated by Consultant.

B. As a result of performing the Services, Consultant may determine, as a matter of its reasonable judgment, that it is necessary or appropriate to acquire additional seismic data with respect to one or more potential Prospects. In such circumstances, Consultant may (but shall not be obliged to attempt to obtain additional seismic data from third parties covering portions of the Project Area without the necessity of giving notice to, or receiving approval from, Saratoga; provided that (1) any additional seismic data obtained by the Consultant pursuant to this Section II.B. shall be at the Consultant's sole cost and expense, subject to reimbursement by Saratoga solely upon the conditions, and limited to the extent, provided in
     Section III of this Agreement; (2) any additional seismic data acquired by Consultant from third parties shall be retained by Consultant in accordance with any applicable license, confidentiality or other agreements; (3) any charges related to paper copies, tape or film reproduction shall be an expense of consultant.
                                      III.

                               PROSPECT PROPOSALS

         If Consultant identifies or develops any Prospects during the term of this Agreement, Consultant shall submit a recommendation to Saratoga by means of a formal presentation to appropriate Saratoga personnel which shall include, without limitation, an outline of the Prospect Area, maps, plats, logs, copies, reproductions, additional seismic data acquired or purchased by Consultant provided in II.B. above, written memoranda and all other appropriate materials relating to the identification, costs attributed to prospects development, time-tables, exploration and development, of the Prospect and designation of an area of mutual interest ("AMI") to the extent reasonably necessary to promote the orderly development of, and protect the interests of Saratoga and Consultant in, a Prospect ("Prospect Analysis"). In all cases, Consultant or its designee shall act as Operator of the Prospect.

A. Saratoga shall have thirty (30) days ("Election Period") in which to evaluate the Prospect provided that the Election Period shall not begin until Consultant has delivered, and Saratoga has received, written notice that the Election Period has begun which shall be no earlier than the formal presentation data of the Prospect Analysis. Any Prospect which Saratoga accepts shall be referred to as a "Approved Prospect" and any Prospect which Saratoga rejects shall be referred to as a "Rejected
     Prospect." If Saratoga fails or refuses to provide written notice to Consultant accepting a Prospect on or before the end of the applicable Election Period, Saratoga shall be deemed to have rejected that Prospect.

B. During or after the Election Period, Saratoga, or Consultant on behalf of Saratoga, may other third parties the opportunity to acquire all or a portion of its rights to participate in operations on a Prospect, subject to all of the terms, conditions and covenants of this Agreement.

C. All operations contemplated by a Prospect Analysis would be conducted in accordance with the terms and provisions of an operating agreement governing the Prospect in the form attached as Exhibit "B" hereto, to obtain access to the necessary rights, titles and interest in the acreage included in the Prospect or AMI, if applicable ("Operating Agreement").

D. Regardless of its election to accept or reject a Prospect, Saratoga shall be assigned an overriding royalty interest equal to one percent (1.0%) of eight-eighths (8/8ths) in leases or interests owned and/or acquired by Consultant or its agents pursuant to this Agreement (the "Prospect Override"). The Prospect Override shall only be applicable to leases or interests in which Consultant, its assigns, agents or designees have a net revenue ownership interest greater than 75%, proportionally reduced to the interest originally acquired and shall not be applicable to acreage or interests owned by third parties whether or not such interests are pooled with leases or interests owned or acquired by Consultant. The Prospect Override shall apply to the interest as acquired by, through or under
     Consultant and shall not be subject to any additional burdens, encumbrances, or promotes placed upon it by Consultant in such leases or interests covering the Prospect or AMI ("Prospect Override"). Such Prospect Override shall be proportionally reduced to the working interest originally acquired of Consultant and/or its assigns. The Prospect Override shall be in addition to any other interests Saratoga may participate in, earn or acquire in an Approved Prospect. If the NRI acquired is equal to or less than 75% then a mutually agreeable substitute compensation will be assigned to Saratoga and be based on a 3.0% carried working interest of the interest originally acquired to sales point.

E. As compensation for the Services, Consultant shall own (1) each Prospect Analysis exclusively for a period of 2 years from the date of formal presentation to Saratoga and (2) all rights, titles and interests, if any, which may hereafter be acquired subject to (a) Saratoga's Prospect Override and (b) election to approve and participate in operations conducted on and obtain working interest in Leases covering acreage in, an Approved Prospect.

                                       IV.

                               APPROVED PROSPECTS

         Upon acceptance of a Prospect Analysis from Consultant ("Approved Prospect"), Saratoga shall participate in all operations on the Prospect to the extent of, and be entitled to earn and/or acquire up to a thirty-three and one-third percent (33.33%) of eight-eighths (8/8ths) working interest, proportionally reduced to the aggregate interest acquired by Consultant, Saratoga or third parties acquiring an interest by, through or under Saratoga as may be applicable, in the Prospect of AMI, if applicable and subject to the burdens mentioned in this agreement. Within twenty (20) days of receipt of an invoice from Consultant, Saratoga shall reimburse thirty-three and one-third percent (33.33%) of eight-eighths (8/8ths) of Consultant's actual aggregate costs attributable to generating the Prospect (excluding the monthly overhead by Consultant, if any, obtaining access to the necessary rights, titles or interests in leases covering acreage with in the Prospect or AMI, if applicable, or other actions undertaken or costs incurred by, the Consultant with respect to the Prospect and shall bear thirty-three and one-third percent (33.33%) of eight-eighths (8/8ths) of all future costs and liabilities, subject to the Operating Agreement. Despite anything to the contrary in this Agreement or otherwise, failure by Saratoga to timely reimburse Consultant as provided herein shall be an automatic election not to participate for a working interest in the Prospect. In the event that Saratoga accepts a Prospect on behalf of a third party, Saratoga's acceptance shall disclose the identity of, and the consideration paid by, the third party and Saratoga's acceptance shall be subject to the following additional conditions:

A. Consultant shall have a preferential right to acquire the working interest offered to a third party on the same terms offered by the third party for a period of five (5) days after Consultant's receipt of notice of Saratoga's acceptance.

B. If Consultant fails or refuses to exercise its preferential right to acquire Saratoga's interest within the period specified in Section III.A above, then Saratoga shall assign all or part of its rights, titles, and interests in the Prospect to the third party subject to this Agreement. Thereafter, Saratoga's assignee shall be vested with certain rights, duties and obligations related to the Prospect as described in this Agreement provided that Saratoga was in compliance with all provisions of this Agreement at the time of the assignment to assignee.

                                       V.

                               REJECTED PROSPECTS

         Upon rejection of a Prospect Analysis ("Rejected Prospect"), Consultant may (but shall be under no obligation to) proceed with operations to explore and develop the Prospect without further notice to, or approval by, Saratoga provided that (1) any and all undertakings, activities or operations attributable, or in any way related, to a Rejected Prospect, shall be at Consultant's sole risk, cost and expense, and (2) after Project Payout, Saratoga's Prospect Override shall automatically increase to three percent (3%) of eight-eighths (8/8ths) proportionally reduced to the entire interest acquired by Consultant in the leases covering the Prospect or the AMI, as applicable and shall be no greater than a multiple of 3 to the override originally assigned Saratoga. For purposes hereof, Project Payout shall mean that point in time when the proceeds Consultant has actually received from production of all wells located with the Prospect or AMI, if applicable, (after subtracting the royalties paid to the Lessor(s) under the lease(s), Saratoga's Prospect
Override, transportation charges, third party processing or handling fees and any taxes) equal all costs incurred by Consultant including, but not limited to existing seismic data purchases, new seismic data acquisition including the costs of permitting, acquisition, damages, brokerage and processing and all costs incurred by Consultant for leases, lease brokerage, title curative, location preparation, damages drilling, completing and equipping all wells thereon, reworking, constructing and installing all platforms, caissons, production equipment, processing facilities and pipelines associated therewith, and operating and maintaining those wells and facilities. All costs included in this Article shall be reasonable and adequately documented. Saratoga agrees that for a period of one (1) year following the termination of this Agreement, it shall not acquire an interest in any Rejected Prospect either along or in conjunction with others, except for the Project Override, and have no further claim or right to the rejected prospected, and its surrounding AMI.

                                       VI.

                        LEASE ACQUISITION AND MAINTENANCE

         Prior to Saratoga committing to participate as to its proportionate interest in an Approved Prospect and/or as to any Rejected Prospect(s) as elsewhere herein provided, Consultant, its agents, successors or assigns, may in its sole discretion, seek to acquire oil, gas and mineral leases, mineral interests or other oil and gas rights ("Leases") whether by purchase; farmin, farmout, option acreage contribution, or otherwise in such prospects generated by Consultant in accordance with this Agreement. The acquisition of such leases and the terms, conditions and maintenance thereof shall be solely within the discretion of Consultant. If and until such time as Consultant and Saratoga become joint working interest owners as elsewhere herein provided Consultant shall have no duty or obligation to maintain any leases in force and effect whether by payment of delay rentals, shut-in royalty payments; operations or otherwise. Further, it is agreed and understood that prior to the parties becoming joint working interest owners hereby, Saratoga or any third party acting on behalf of Saratoga shall not acquire any oil and gas leases, mineral leases, or other rights within any Prospect generated by Consultant in accordance with this Agreement or any Areas of Mutual Interest established under the Joint Operating Agreement attached hereto as Exhibit "C." Consultant shall not commence or cause to be commenced any drilling activity of any nature on any Leases acquired hereunder until the elections have been made by Saratoga or any third party as provided in Article III.A. above.

                                      VII.

                                 CONFIDENTIALITY

         As between Saratoga and Consultant, all the Data shall remain the property of, and be owned by, Saratoga. Consultant shall not provide the Data, including copies or extracts thereof, to third parties without the prior written consent of Saratoga. Notwithstanding the foregoing, Saratoga and Consultant agree:

A. In the event Saratoga should receive notice that Consultant has abrogated the terms of an applicable license or other agreement, Consultant shall not utilize the affected Data covered by that license or other agreement thereafter and shall return to Saratoga's personnel the affected Data, including copies or extracts thereof and any work product prepared by or for Consultant therefrom, which may have previously been utilized by Consultant in performing the Services hereunder.

B. Consultant understands and hereby acknowledges that neither Saratoga nor any of its employees, agents or representatives makes any representation or warranty as to the accuracy or completeness of the Data, and Consultant agrees that Saratoga shall not be held liable in any way to Consultant, its representatives or any other person as a result of Consultant's review of or reliance upon any of the Data. Consultant shall further fully defend, protect, indemnify and hold Saratoga, its officers, employees, representatives, and agents harmless from and against any and all claims, demands, suits, and causes of action of every kind and character, relating to, or arising out of, or in any way incidental to the use, review and reliance on the Data. This indemnity shall apply, without limitation, to any liability imposed upon any party indemnified hereunder as a result of any statute, rule, regulation or theory of strict liability.

C.   Consultant  shall  have  the  right  to show  Saratoga's  proprietary  data
     pertinent  to  a  Prospect  to  third  parties  with   Saratoga's   written
     authorization which shall not be unreasonably withheld.

D. The provisions of this Article VII shall survive as long as Consultant or its assigns, heirs or successors maintain any leases within the AMI which are subject to this Agreement.
                                      VIII.

                                  ASSIGNABILITY

         Consultant shall not assign this Agreement, or its obligation to provide the Services, to any third party without the written consent of Saratoga. In the event that Consultant is able to generate one or more Prospects and obtain access to the necessary rights, titles and interests in the acreage included in a Prospect or AMI, if applicable, Consultant, Saratoga or such third parties as may participate in the Prospect through Consultant or Saratoga shall enter into an Operating Agreement, and thereafter those parties may assign an interest in their respective rights in the Prospect or AMI, if applicable, subject to the provisions of the Operating Agreement. Consultant, shall not include in any Operating Agreement entered into by Contractor terms, conditions or provisions that favor Consultant to the detriment of Saratoga.

                                       IX.

                                OTHER AGREEMENTS

         This Agreement is specifically subject to that certain Seismic Data Licensing Agreement dated the 30th day of January, 1998, by and between Seitel Data, Ltd., Saratoga Resources, Inc., and Lobo Energy, Inc. In the event there is a conflict between the terms of this agreement and the terms of the Seismic Licensing Agreement, the terms of the Seismic Licensing Agreement will control.

                                       X.

                                      TERM

         This Agreement shall be for a term of one year from the date hereof unless extended by mutual agreement. Notwithstanding the foregoing, either party may terminate this Agreement upon thirty (30) days written notice to the other party beginning ninety days after the effective date of this Agreement. Either Party may terminate this Agreement immediately in the event of any material breach hereof.

                                       XI.

                                     NOTICES

         Any notice or other communication hereunder between the parties hereto shall be in writing and shall be deemed to have been given only upon receipt thereof. The address of each party for such purpose shall be:

                  Saratoga Resources, Inc.
                  301 Congress, #1550
                  Austin, Texas   78701
                  Tel.  (512) 478-5717
                  Fax  (512) 478-5733

                  Trek Oil and Gas Inc.
                  811 Dallas, Suite 1035
                  Houston, Texas   77002
                  Tel.  (713) 652-4040
                  Fax:

Each party may change their address by delivering their new address to the other party.

                                      XII.

                             BUSINESS OPPORTUNITIES

         Saratoga and Consultant expressly reserve the right to develop or participate in additional businesses or business opportunities as may be presented to, or discovered by, either during the term hereof, including, without limitation, conducting or participating in operations for the exploration and development of oil and gas except as provided in Section V herein. Without limiting the generality of the foregoing, Saratoga and Consultant hereby acknowledge:

A. Each party is actively engaged in various aspects of the oil and gas business, and anticipate conducting, or participating in, activities to generate, explore and develop opportunities similar to those contemplated by this Agreement pursuant to existing agreements and relationships, which
     (1) each party has disclosed to the reasonable  satisfaction  of the other,
     (2) neither party's interests should be impaired, restricted or otherwise affected hereby, and (3) may be conducted simultaneously with those contemplated hereby. Consultant, to the extent Consultant believes reasonable or necessary, may pursue opportunities with third parties within the Project Area except where such actions would foreseeably result in the damage to, or loss of, a Prospect or AMI, if applicable, generated pursuant to this Agreement.

B. As a result of participating in opportunities similar to those set forth herein, each party acknowledges that the successful generation, exploration and development of any Prospect pursuant to this Agreement is subject to numerous risks and may be influenced by numerous factors beyond either party's control. In addition to the customary risks of conducting exploratory or development operations on, and obtaining production of oil and gas in paying quantities from, leases owned by a party at the time an exploration project is agreed upon, Saratoga and Consultant acknowledge that there is no assurance that access to the necessary rights, titles and interests in acreage included in any Prospect or AMI, if applicable, can be obtained. Consequently, neither party shall have any obligation to the other pursuant to this Agreement, in the event Consultant is unable to generate, or to obtain oil and gas production from, any Prospects in the Project Area.

                                      XIII.

                           RELATIONSHIP OF THE PARTIES

         This Agreement is not intended to create, and shall not be construed to create, a relationship or partnership, joint venture or an association for profit between or among the parties hereto, it being understood that Consultant is an independent contractor and is not to be deemed an agent of Saratoga.

                                      XIV.

                                  GOVERNING LAW

         This Agreement and all matters pertaining hereto shall be governed and determined by the law of the State of Texas.

                                       XV.

                                   INTEGRATION

         This  Agreement  constitutes  the entire  agreement  of the parties and
supersedes  all  prior  agreements,   understandings,   conversations  or  other
correspondence concerning the subject matter hereof.

         This Agreement shall not be amended, except by written instrument executed by both parties hereto.

         If the foregoing correctly sets forth the agreement and understandings between the parties, please execute both copies and return one to the attention of the undersigned whereupon this proposal shall constitute our agreement as to the matters herein set forth.

Very truly yours,

SARATOGA RESOURCES, INC.


By:  /s/ Thomas F. Cooke
------------------------
    Thomas F. Cooke
    President

ACCEPTED AND AGREED TO THIS 19th day of March, 1999.


TREK OIL AND GAS, INC.


By:  /s/ Mike S. Mount
-----------------------
    Mike S. Mount
    Vice President

ACCEPTED AND AGREED TO THIS 19th day of March, 1999.


Exhibit "A"       Contract Area List
                  Seismic Data Programs

                                   EXHIBIT "A"

                              SEISMIC DATA PROGRAMS

Confidential  material  redacted  and  filed  separately  with  the  commission.

                                   EXHIBIT "B"

A Standard Form A.A.P.L. Form 610 Model Form Operating Agreement 1982 will serve as Exhibit B.